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As filed with the Securities and Exchange Commission on June 4, 2003

Registration No. 333-31615

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RDO EQUIPMENT CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0306084 (I.R.S. Employer Identification No.)
2829 South University Drive Fargo, North Dakota (Address of principal executive offices)	58103 (Zip code)

RDO EQUIPMENT CO. 1996 STOCK INCENTIVE PLAN
(Full title of the plan)

Ronald D. Offutt
Chairman and Chief Executive Officer
RDO Equipment Co.
2829 South University Drive
Fargo, North Dakota 58103
(701) 297-4288
(Name, address and telephone number,
including area code, of agent for service)

With a copy to:

Thomas R. Marek, Esq.
Oppenheimer Wolff & Donnelly LLP
Plaza VII Building
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7000

EXPLANATORY NOTE

        On July 18, 1997, RDO Equipment Co., a Delaware corporation, filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-31615) registering the sale of up to 1,250,000 shares of Class A common stock, par value $0.01 per share, pursuant to the RDO Equipment Co. 1996 Stock Incentive Plan.

        RDO Equipment is filing this Post Effective Amendment No. 1 to that registration statement to deregister any and all remaining unsold shares of Class A common stock covered by such registration statement as of the date hereof.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 4, 2003.

RDO EQUIPMENT CO.
By:	/s/ Ronald D. Offutt Ronald D. Offutt Chairman and Chief Executive Officer (principal executive officer)

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed on June 4, 2003 by the following persons in the capacities indicated.

Signature	Title
/s/ Ronald D. Offutt Ronald D. Offutt	Chairman of the Board, Chief Executive Officer, President and Director (principal executive officer)
/s/ Steven B. Dewald Steven B. Dewald	Chief Financial Officer (principal financial officer)
/s/ David M. Horner David M. Horner	Director of Accounting and Reporting (principal accounting officer)
/s/ Allan F. Knoll Allan F. Knoll	Director

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EXPLANATORY NOTE
SIGNATURES